Alpha from investment style in a market-independent, non-
directional and low-volatility framework
June 2008
Deutsche Bank’s X-Alpha USD Excess Return & Total Return Indices have existed since October
3, 2006.  Accordingly, the Index performance from October 22, 1996 to September 29, 2006 shown in this presentation does not reflect the performance of the actual Indices or any investable product, but has been back-calculated on a retrospective basis. The Indices did not exist during the period of retrospective calculation, and past performance is not necessarily indicative of how the Indices will perform in the future. On July 17, 2007, DB made a technical change to the X-Alpha
Index calculation methodology.  X-Alpha Index levels prior to July 17, 2007 were not restated.
Further information is available in the X-Alpha Index Description.
Issuer Free Writing Prospectus
Filed pursuant to Rule 433
Registration No. 333-137902
Dated: June 4, 2008

DB X-Alpha
Indices
Portable alpha with a competitive advantage
X-Alpha seeks to offer uncorrelated absolute return by extracting excess return from existing DB
Regional Style Indices versus their market Benchmarks
During May 2008, X-Alpha TR Index returned +0.26% and the ER Index returned +0.10%. Market neutral hedge funds (HFRX MN) returned +0.23%.  Year-to-date, X-Alpha TR, X-Alpha ER, and market-neutral hedge funds have returned +1.53, +0.39, and +1.29, respectively.
Historical retrospectively calculated returns since October, 1996 of X-Alpha were +6.2% per year for the Excess Return Index and +10.3% for the Total Return Index
X-Alpha Index Volatility has averaged 6.5% over the past 11 years compared to 14.5% for MSCI
World
The Sharpe Ratio for the X-Alpha Indices is 0.95 (ER) and 0.98 (TR) compared to 0.24 for Global
Equities and 0.76 for Global Bonds
An attractive alternative to hedge funds
– Low fees
– Daily liquidity
– Transparency
– No performance fees
An attractive alternative to excess cash
X-Alpha serves a variety of investment strategies

DB Regional Style Indices
Live since October 2002
DB launched 6 regional style indices in 2002
– US Value, US Growth, Euro Value, Euro Growth, Japan Value, UK Value
– US and Euro style funds were launched in Europe
– Morningstar Fund Ratings for the Euro and US DB Style Funds averaged 4 stars in
2005 and 5 stars in 2006 and 2007
Indices to provide relative outperformance versus equity market benchmarks
– Excess returns (positive and negative) were not highly correlated across regions and styles
Because of uncorrelated excess returns, it made sense to combine indices to diversify risk and try to stabilise returns
As there was no UK or Japan Growth Index launched in 2002, these were created in order to offer consistent diversification across styles/regions
By extracting the relative performance between the DB Style Index and the
Benchmark in each market (an Index Pair), uncorrelated alpha can be created

DB Style Index Vol-Targeted Index Pair Alpha
Source: Deutsche Bank, 2008, Bloomberg. X-Alpha and its underlying style indices have been retrospectively calculated and did not exist prior to the dates specified above. Accordingly, the results shown during the retrospective periods are hypothetical and do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the Deutsche Bank X-Alpha Index would have been lower than the Index as a result of fees and/or costs.
DB US USD Alpha DB Euro USD Alpha
DB UK USD Alpha DB Japan USD Alpha
500
1,000
1,500
2,000
2,500
3,000
Oct-
96
Oct-
97
Oct-
98
Oct-
99
Oct-
00
Oct-
01
Oct-
02
Oct-
03
Oct-
04
Oct-
05
Oct-
06
Oct-
07
Oct-
08
Japan Value Alpha
Japan Growth Alpha
600
800
1,000
1,200
1,400
1,600
1,800
2,000
2,200
2,400
2,600
Oct-
96
Oct-
97
Oct-
98
Oct-
99
Oct-
00
Oct-
01
Oct-
02
Oct-
03
Oct-
04
Oct-
05
Oct-
06
Oct-
07
Oct-
08
UK Value Alpha
UK Growth Alpha
600
800
1,000
1,200
1,400
1,600
1,800
Oct-
96
Oct-
97
Oct-
98
Oct-
99
Oct-
00
Oct-
01
Oct-
02
Oct-
03
Oct-
04
Oct-
05
Oct-
06
Oct-
07
Oct-
08
Euro Value Alpha
Euro Growth Alpha
600
800
1,000
1,200
1,400
1,600
1,800
2,000
Oct-
96
Oct-
97
Oct-
98
Oct-
99
Oct-
00
Oct-
01
Oct-
02
Oct-
03
Oct-
04
Oct-
05
Oct-
06
Oct-
07
Oct-
08
US Value Alpha
US Growth Alpha
DB Euro Value & Growth Alpha returns prior
to 7/2/02 have been retrospectively calculated
DB UK Value Alpha returns prior to
11/1/02 have been retrospectively
calculated
DB US Value & Growth Alpha returns prior
to 7/1/02 have been retrospectively
calculated
DB Japan Value Alpha returns prior to
11/1/02 have been retrospectively
calculated
DB UK Growth Alpha returns prior to
5/19/06 have been retrospectively
calculated
DB Japan Growth Alpha returns prior to
5/19/06 have been retrospectively
calculated

X-Alpha USD Indices
Executive summary
Combined exposure to 8 index pairs (US, Euro, UK, Japan)
– currency neutral, style neutral, zero net market exposure
– offers the return differential between each DB Style Index and the Equity Benchmark
Index Pairs are selected using a proprietary model developed by the Global
Markets Equity structuring team
– in each region, two DB style indices are paired against a regional equity benchmark
– a growth index and a value index in each region is used (4 regions, 2 styles)
– by using indices as the positions, stock-specific risk is reduced
Rebalanced each quarter, each region is weighted based on market cap
Vol target = 8% for each of the 8 index pairs (exposure between 50%-150%)
Vol target = 8% on the X-Alpha Index (exposure between 50%-150%)
Principal-protected notes and non-principal protected warrants on the Index are available (2 to 7 year term)
The X-Alpha Total Return Index also includes a Fed Funds return component

50% US   25% Value Pair +  25% Growth Pair
30% Euro  15% Value Pair +  15% Growth Pair
10% UK   5% Value Pair +    5% Growth Pair
10% Japan 5% Value Pair +    5% Growth Pair
The DB X-Alpha Index Methodology
The alpha extraction process flow chart
Step I
Convert All
Indices To
USD
Step V
Target X-Alpha
Index Volatility
X-Alpha ER Index
DB Regional
Growth Index
100% Long 100% Short
Benchmark
DB Regional
Value Index
Benchmark
Step IV
Multiply Exposure by Regional Weights
Step II
Build Index Pairs
Growth
Index Pair
Value
Index Pair
Creates a Growth
Pair and a Value
Pair in each of 4
Regions
=   100%  *                  8% Target
100 Day Vol of Index Pair
=   100%  *                      8% Target
100 Day Vol of X-Alpha
Step III
Target Index Pair Volatility
Set Exposure to each Index Pair
between 50%-150% based on
8% Target Volatility
Set Exposure to X-Alpha Index between
50%-150% based on 8% Target Volatility
Step VI
Add Fed Funds
Return
X-Alpha TR Index

X-Alpha USD TR Index (with Fed Funds Return Component)
BBG:    DBGLXAT
Source: Deutsche Bank, 2008, Bloomberg. X-Alpha and its underlying style indices have been retrospectively calculated and did not exist prior to the dates specified above. Accordingly, the results shown during the retrospective periods are hypothetical and do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the Deutsche Bank X-Alpha Index would have been lower than the Index as a result of fees and/or costs.
Retrospectively Calculated Index Returns Retrospectively Calculated Annual Returns
X-Alpha YTD Performance Comparisons Through 5/31/08
Historical 12 Month Volatility
0%
5%
10%
15%
20%
25%
Oct-97 Oct-98 Oct-99 Oct-00 Oct-01 Oct-02 Oct-03 Oct-04 Oct-05 Oct-06 Oct-07 Oct-08
X-Alpha TR
MSCI World TR ($)
JPM Bond Index
500
1,000
1,500
2,000
2,500
3,000
3,500
Oct-
96
Oct-
97
Oct-
98
Oct-
99
Oct-
00
Oct-
01
Oct-
02
Oct-
03
Oct-
04
Oct-
05
Oct-
06
Oct-
07
Oct-
08
X-Alpha TR
MSCI World TR ($)
JPM Bond Index
10.2%
4.0%
-1.2%
25.3%
12.8%
12.4%
7.8%
16.1%
16.5%
11.1%
0.6%
1.5%
1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008
X-Alpha returns prior to 10/2/06
have been retrospectively
calculated
940
960
980
1,000
1,020
1,040
1,060
1-Jan 15-Jan 29-Jan 12-Feb 26-Feb 11-Mar 25-Mar 8-Apr 22-Apr 6-May 20-May
X-Alpha TR
HFRX MN

X-Alpha USD TR Index
Source: Deutsche Bank, 2008, Bloomberg. X-Alpha and its underlying style indices have been retrospectively calculated and did not exist prior to the dates specified above. Accordingly, the results shown during the retrospective periods are hypothetical and do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the Deutsche Bank X-Alpha Index would have been lower than the Index as a result of fees and/or costs.
Simulated Historical Performance (retrospective pre 10/2006) Vol. Targeted Regional Allocations
1999 2000 2001 2002 2003 2004 2005 2006 2007 2008
January 0.7% 1.5% 3.5% 1.1% 0.3% -0.7% 1.9% 5.2% -0.3% 2.7%
February 0.9% 1.7% 3.1% 0.5% -0.9% 1.9% 4.7% -1.3% 1.7% -1.5%
March 0.0% 3.4% 1.6% 2.4% -1.6% 2.0% 0.3% 3.1% 3.1% -1.6%
April 2.0% 0.7% 0.6% 8.2% 1.0% 1.0% -1.7% 0.5% 1.7% 1.7%
May 1.4% 3.4% 0.2% 0.4% 4.4% 0.1% 0.1% 0.3% 1.3% 0.3%
June -1.9% -1.4% 0.1% 2.9% -0.7% 2.5% 3.8% 2.3% -0.3%
July -0.7% 1.5% 0.5% -1.3% 1.1% 0.7% 1.1% 0.1% -0.3%
August -0.8% 2.3% 1.7% 0.7% 2.1% 0.2% 3.3% -2.0% -1.5%
September 0.1% 1.7% -1.5% 0.4% 0.9% 3.0% 2.2% -1.1% -0.4%
October 0.2% 2.8% 1.5% -4.5% 1.0% 0.2% -1.1% 2.2% 0.2%
November -3.3% 1.7% -0.3% -0.8% 0.8% 3.1% 0.1% 1.3% -2.2%
December 0.5% 3.6% 1.1% 2.2% -0.7% 1.0% 0.8% 0.2% -2.2%
Annual (or YTD) Rtns -1.2% 25.3% 12.8% 12.4% 7.8% 16.1% 16.5% 11.1% 0.6% 1.5%
Annual funding 5.2% 6.5% 4.0% 1.7% 1.2% 1.4% 3.3% 5.1% 5.2% 1.2%
Retrospectively Calculated Monthly Returns 10/22/96 - 5/31/08
X-Alpha TR MSCI World TR ($) JPM Bond Index
Growth over period
214% 131% 99%
Compounded annual growth
10.3% 7.5% 6.1%
Volatility
6.4% 14.5% 2.7%
Sharpe ratio 0.98 0.24 0.76
Maximum drawdown 9.1% 49.8% 5.0%
Start of max drawdown period
Jun-07 Mar-00 Jun-03
End of max drawdown period
Mar-08 Oct-02 Sep-03
Average monthly return
0.8% 0.7% 0.5%
Best monthly return
8.2% 9.0% 2.5%
Worst monthly return -4.5% -13.4% -2.0%
% of months with gains 71.4% 60.7% 75.0%
Correlation: MSCI World
-0.12 1.00 -0.18
Correlation: JPM Bond Index
0.08 -0.18 1.00
Correlation: Tremont Long/Short
0.01 0.19 0.00
0%
10%
20%
30%
40%
50%
60%
70%
80%
90%
100%
Oct-
96
Oct-
97
Oct-
98
Oct-
99
Oct-
00
Oct-
01
Oct-
02
Oct-
03
Oct-
04
Oct-
05
Oct-
06
Oct-
07
Euro Value
Euro Growth
US Value
US Growth
Japan Value
Japan Growth
UK Growth
UK Value
X-Alpha TR Index has very low negative correlation to
Equity and very low correlation to Fixed Income.
In addition, X-Alpha has a near zero correlation with the
Tremont Long/Short Hedge Fund Index

X-Alpha USD ER Index
- (No Fed Funds Return Component)
BBG:    DBGLXAE
Source: Deutsche Bank, 2008, Bloomberg. X-Alpha and its underlying style indices have been retrospectively calculated and did not exist prior to the dates specified above. Accordingly, the results shown during the retrospective periods are hypothetical and do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the Deutsche Bank X-Alpha Index would have been lower than the Index as a result of fees and/or costs.
Retrospectively Calculated Index Returns Retrospectively Calculated Annual Returns
X-Alpha YTD Performance Comparisons Through 5/31/08
Historical 12 Month Volatility
0%
5%
10%
15%
20%
25%
Oct-97 Oct-98 Oct-99 Oct-00 Oct-01 Oct-02 Oct-03 Oct-04 Oct-05 Oct-06 Oct-07 Oct-08
X-Alpha ER
MSCI World TR ($)
JPM Bond Index
500
1,000
1,500
2,000
2,500
3,000
Oct-
96
Oct-
97
Oct-
98
Oct-
99
Oct-
00
Oct-
01
Oct-
02
Oct-
03
Oct-
04
Oct-
05
Oct-
06
Oct-
07
Oct-
08
X-Alpha ER
MSCI World TR ($)
JPM Bond Index
940
960
980
1,000
1,020
1,040
1,060
1-Jan 15-Jan 29-Jan 12-Feb 26-Feb 11-Mar 25-Mar 8-Apr 22-Apr 6-May 20-May
X-Alpha ER
HFRX MN
4.3%
-1.5%
-6.1%
17.9%
8.6%
10.7%
6.6%
14.6%
13.0%
5.7%
-4.4%
0.4%
1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008
X-Alpha returns prior to 10/2/06
have been retrospectively
calculated

X-Alpha USD ER Index - (for optionality)
Source: Deutsche Bank, 2008, Bloomberg. X-Alpha and its underlying style indices have been retrospectively calculated and did not exist prior to the dates specified above. Accordingly, the results shown during the retrospective periods are hypothetical and do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the Deutsche Bank X-Alpha Index would have been lower than the Index as a result of fees and/or costs.
Simulated Historical Performance (retrospective pre 10/2006) Performance
1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 Sep-06 Oct-06 Nov-06 Dec-06 Jan-07 Feb-07 Mar-07 Apr-07
January 0.3% 1.1% 3.0% 1.0% 0.2% -0.8% 1.8% 4.8% -0.8% 2.4% X-Alpha ER -1.5% 1.7% 0.9% -0.2% -0.8% 1.3% 2.7% 1.3%
February 0.6% 1.2% 2.7% 0.4% -1.0% 1.8% 4.5% -1.7% 1.3% -1.7%
HFRX M/N
1.3% 1.0% -0.5% 0.9% 2.5% 0.9% 1.2% 1.0%
March -0.4% 2.9% 1.2% 2.3% -1.7% 1.9% 0.1% 2.7% 2.7% -1.8%
April 1.6% 0.3% 0.2% 8.1% 0.9% 0.9% -1.9% 0.1% 1.3% 1.5%
May 1.0% 2.8% -0.1% 0.2% 4.3% 0.0% -0.1% -0.1% 0.9% 0.1% May-07 Jun-07 Jul-07 Aug-07 Sep-07 Oct-07 Nov-07 Dec-07 2007
June -2.3% -1.9% -0.3% 2.8% -0.8% 2.4% 3.6% 1.8% -0.7%
X-Alpha ER
0.9% -0.7% -0.8% -1.9% -0.8% -0.3% -2.6% -2.6% -4.4%
July -1.2% 0.9% 0.2% -1.4% 1.0% 0.6% 0.9% -0.4% -0.8% HFRX M/N 0.1% 0.9% -0.4% -2.2% -1.7% 0.2% 0.1% 0.7% 3.1%
August -1.3% 1.7% 1.4% 0.6% 2.0% 0.0% 3.0% -2.4% -1.9%
September -0.4% 1.2% -1.7% 0.3% 0.8% 2.8% 1.9% -1.5% -0.8%
October -0.3% 2.2% 1.3% -4.7% 0.9% 0.1% -1.4% 1.7% -0.3%
Jan-08 Feb-08 Mar-08 Apr-08 May-08 Jun-08 Jul-08 Aug-08 YTD
November -3.8% 1.2% -0.5% -0.9% 0.8% 2.9% -0.3% 0.9% -2.6% X-Alpha ER 2.4% -1.7% -1.8% 1.5% 0.1% 0.4%
December -0.0% 3.1% 0.9% 2.1% -0.8% 0.9% 0.5% -0.2% -2.6%
HFRX M/N
-2.8% 0.8% 2.1% 1.0% 0.5% 1.6%
Annual (or YTD) Rtns -6.1% 17.9% 8.6% 10.7% 6.6% 14.6% 13.0% 5.7% -4.4% 0.4%
Retrospectively Calculated Monthly Returns 10/22/96 - 5/31/08
X-Alpha ER MSCI World TR ($) JPM Bond Index
Growth over period
100% 131% 99%
Compounded annual growth
6.2% 7.5% 6.1%
Volatility
6.5% 14.5% 2.7%
Sharpe ratio
0.95 0.24 0.76
Maximum drawdown
14.8% 49.8% 5.0%
Start of max drawdown period
Apr-98 Mar-00 Jun-03
End of max drawdown period
Dec-99 Oct-02 Sep-03
Average monthly return
0.5% 0.7% 0.5%
Best monthly return
8.1% 9.0% 2.5%
Worst monthly return
-4.7% -13.4% -2.0%
% of months with gains
60.0% 60.7% 75.0%
Correlation: MSCI World
-0.12 1.00 -0.18
Correlation: JPM Bond Index
0.08 -0.18 1.00
Correlation: Tremont Long/Short
0.01 0.19 0.00
X-Alpha ER Index  has very low negative correlation to
Equity and very low correlation to Fixed Income.
In addition, X-Alpha has a near zero correlation with the
Tremont Long/Short Hedge Fund Index

Value (benchmarked to 1,000 on 10/22/96)

Deutsche Bank

X-Alpha Performance Comparisons
Total Return Index vs. MSCI World, Mixed World Basket
Source: Deutsche Bank, 2008, Bloomberg. X-Alpha and its underlying style indices have been retrospectively calculated and did not exist prior to the dates specified above. Accordingly, the results shown during the retrospective periods are hypothetical and do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the Deutsche Bank X-Alpha Index would have been lower than the Index as a result of fees and/or costs.
-
500
1,000
1,500
2,000
2,500
3,000
3,500
4,000
Oct-96 Oct-97 Oct-98 Oct-99 Oct-00 Oct-01 Oct-02 Oct-03 Oct-04 Oct-05 Oct-06 Oct-07 Oct-08
X-Alpha TR
MSCI World TR ($)
1/3 S&P 500, 1/3 EuroStoxx 50, 1/3 Nikkei 225 (usd)
Prior to October  06, DB Index results were
retrospectively calculated

Value (benchmarked to 1,000 on 10/22/96)

Deutsche Bank

X-Alpha Performance Comparisons
Excess Return Index vs. MSCI World, Mixed World Basket
Source: Deutsche Bank, 2008, Bloomberg. X-Alpha and its underlying style indices have been retrospectively calculated and did not exist prior to the dates specified above. Accordingly, the results shown during the retrospective periods are hypothetical and do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the Deutsche Bank X-Alpha Index would have been lower than the Index as a result of fees and/or costs.
-
500
1,000
1,500
2,000
2,500
3,000
Oct-96 Oct-97 Oct-98 Oct-99 Oct-00 Oct-01 Oct-02 Oct-03 Oct-04 Oct-05 Oct-06 Oct-07 Oct-08
X-Alpha ER
MSCI World TR ($)
1/3 S&P 500, 1/3 EuroStoxx 50, 1/3 Nikkei 225 (usd)
Prior to October  06, DB Index
results were retrospectively

X-Alpha Investment Solutions
Direct investment
– Market Contribution Notes
– leveraged
– un-leveraged
Optionality
– Warrants
– Principal-protected structures
– 2,3,5,7 year notes with principal protection
– Income notes with principal protection plus an annual coupon
Portable alpha
– Overlay on any other investment with no additional notional investment
– X-Alpha plus :  S&P, DBLCI, MSCI, Bonds, etc

DB Style Indices Methodology and Historical Performance

Style Investing
Value vs. Growth
Value Shares
– Mature, established companies with lower earnings volatility
– Sell at lower multiples
– Expected to offer a steady stream of cash flows to shareholders (dividends)
Growth Shares
– Relatively young companies with higher earnings volatility
– Sell at higher multiples
– Offer little or no stream of cash flows to shareholders (dividends)
– Expected to offer above average earnings growth
– Companies with higher earnings growth are not always limited to typical “growth”
sectors (Technology, Pharmaceuticals)
Growth and Value are not necessarily mutually exclusive
– Each style has consistent periods of outperformance versus the market but at varying amounts and difficult to predict when one style will dominate
–
Some stocks may be growth AND value (low PE and
high EPS growth)

DB Regional Value Indices
Selection strategy
Deutsche Bank Value Index Methodology for UK, Japan, US
– Stocks selected from the large cap benchmark (FTSE 100, EURO STOXX® Large,
TOPIX 100 or S&P 500 top 251 by market cap)
– Selected according to lowest trailing twelve-month reported P/E ratios
– The price-earnings ratios (P/E) have historically identified undervalued companies that provided superior performance
Deutsche Bank Value Index Methodology for Eurozone
– 20 stocks selected from the Dow Jones EURO STOXX® Large Index
– Stocks selected according to highest current dividend yield (no more than five companies from one country)
– In the Eurozone, determining value has been more dependant on dividend yield
– Yield is believed to be an assessment of shareholder value in three different ways
– Confidence of management to provide future performance
– Commitment of management to provide earnings stability
– Providing an additional component of return to shareholders

DB Regional Growth Indices
Selection strategy
Deutsche Bank Growth Index Methodology
– Stocks selected from the large cap benchmark (FTSE 100, EURO STOXX® Large,
TOPIX 100 or S&P 500 top 251 by market cap)
– The index consists of stocks that show the highest growth in reported earnings over the past twelve months
– Typically, growth stocks are thought to be from technology or pharmaceutical industries
– However, the market rewards those companies that demonstrate above average earnings growth, irrespective of which industry group they may belong to
– This reflects the possibility that investors may focus more on demonstrated earnings growth rather than promised earnings growth
A maximum of five companies per Eurozone country is permitted, no limits for
US, UK and Japan Growth Indices

Deutsche Bank Index	Selection Pool	Number of Stocks	Selection Criteria	Benchmark
US Value Index	Top 251 of S&P 500	30	Low Trailing 12 mos. PE	S&P 500
US Growth Index	Top 251 of S&P 500	30	High Trailing 12 mo EPS Growth	S&P 500
Euro Value Index	Dow Jones EuroSTOXX Large	20	High Trailing 12 mo Dividend Yield	EuroSTOXX 50
Euro Growth Index	Dow Jones EuroSTOXX Large	20	High Trailing 12 mo EPS Growth	EuroSTOXX 50
UK Value Index	FTSE 100	20	Low Trailing 12 mos. PE	FTSE 100
UK Growth Index	FTSE 100	20	High Trailing 12 mo EPS Growth	FTSE 100
Japan Value Index	TOPIX 100	20	Low Trailing 12 mos. PE	TOPIX 100
Japan Growth Index	TOPIX 100	20	High Trailing 12 mo EPS Growth	TOPIX 100

X^{α}

Deutsche Bank

DB Regional Style Indices
Methodology summary
Common characteristics of DB Growth and Value Indices
- Companies with negative earnings over the past 12 months are excluded
- Indices are rebalanced quarterly
- Indices are equal-weighted
- All but two indices have been live since October, 2002
(UK & Japan Growth Indices are live since August, 2006)
- Rules-based investment strategy
Source: Deutsche Bank, 2008

US Style Indices
Bloomberg Ticker
Source: Deutsche Bank, 2008, Bloomberg. X-Alpha and its underlying style indices have been retrospectively calculated and did not exist prior to the dates specified above. Accordingly, the results shown during the retrospective periods are hypothetical and do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the Deutsche Bank X-Alpha Index would have been lower than the Index as a result of fees and/or costs.
DB US Value Index (usd) DBUSUSV DB US Growth Index (usd) DBUSUSG
DB US Value Annual Returns DB US Growth Annual Returns
0
1000
2000
3000
4000
5000
6000
Dec-
96
Dec-
97
Dec-
98
Dec-
99
Dec-
00
Dec-
01
Dec-
02
Dec-
03
Dec-
04
Dec-
05
Dec-
06
Dec-
07
Dec-
08
DB US Value S&P 500
0
500
1000
1500
2000
2500
3000
3500
4000
4500
Dec-
96
Dec-
97
Dec-
98
Dec-
99
Dec-
00
Dec-
01
Dec-
02
Dec-
03
Dec-
04
Dec-
05
Dec-
06
Dec-
07
Dec-
08
DB US Growth S&P 500
41.1%
8.4%
11.2%
36.2%
2.0%
-19.3%
28.3%
20.0% 19.8%
21.0%
-0.5%
33.4%
28.6%
21.0%
-9.1%
-11.9%
-22.1%
10.9%
4.9%
15.8%
5.5%
14.0%
8.1%
28.7%
1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 Annualised
DB US Value
S&P 500
33.5%
25.8%
28.7%
-1.8%
-8.8%
-22.5%
42.4%
17.3%
19.5%
11.1%
11.0%
28.6%
21.0%
-9.1%
-11.9%
-22.1%
10.9%
4.9%
15.8%
5.5%
12.6%
28.7%
33.4%
8.1%
1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 Annualised
DB US Growth
S&P 500
Prior to 7/2/02 DB Index returns were
retrospectively calculated
Prior to 7/2/02 DB Index returns were
retrospectively calculated

Eurozone Style Indices
Bloomberg Ticker
Source: Deutsche Bank, 2008, Bloomberg. X-Alpha and its underlying style indices have been retrospectively calculated and did not exist prior to the dates specified above. Accordingly, the results shown during the retrospective periods are hypothetical and do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the Deutsche Bank X-Alpha Index would have been lower than the Index as a result of fees and/or costs.
DB Euro Value Index (euro) DBEEEUVA DB Euro Growth Index (euro) DBEEEUGR
DB Euro Value Annual Returns DB Euro Growth Annual Returns
0
1000
2000
3000
4000
5000
6000
7000
Dec-
96
Dec-
97
Dec-
98
Dec-
99
Dec-
00
Dec-
01
Dec-
02
Dec-
03
Dec-
04
Dec-
05
Dec-
06
Dec-
07
Dec-
08
DB Euro Value Euro STOXX 50
0
1000
2000
3000
4000
5000
6000
Dec-
96
Dec-
97
Dec-
98
Dec-
99
Dec-
00
Dec-
01
Dec-
02
Dec-
03
Dec-
04
Dec-
05
Dec-
06
Dec-
07
Dec-
08
DB Euro Growth Euro STOXX 50
46.9% 46.9%
36.5%
13.5%
-9.6%
-24.9%
25.2%
18.9%
22.3%
23.8%
5.4%
40.1%
34.9%
48.6%
-1.7%
-19.1%
-36.1%
9.4%
24.3%
18.0%
9.6%
16.5%
10.4%
18.4%
1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 Annualised
DB Euro Value
Euro STOXX 50
49.0%
56.6%
38.5%
5.0%
-18.7%
-21.5%
14.5%
17.5%
22.1%
24.1%
8.5%
34.9%
48.6%
-1.7%
-19.1%
-36.1%
9.4%
24.3%
18.0%
9.6%
15.3%
18.4%
40.1%
10.4%
1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 Annualised
DB Euro Growth
Euro STOXX 50
Prior to 7/1/02 DB Index returns were
retrospectively calculated
Prior to 7/1/02 DB Index returns were
retrospectively calculated

UK Style Indices
Bloomberg Ticker
Source: Deutsche Bank, 2008, Bloomberg. X-Alpha and its underlying style indices have been retrospectively calculated and did not exist prior to the dates specified above. Accordingly, the results shown during the retrospective periods are hypothetical and do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the Deutsche Bank X-Alpha Index would have been lower than the Index as a result of fees and/or costs.
DB UK Value Index (gbp) DBEEUKVT DB UK Growth Index (gbp) DBEEUKGT
DB UK Value Annual Returns DB UK Growth Annual Returns
0
1000
2000
3000
4000
5000
6000
Dec-
96
Dec-
97
Dec-
98
Dec-
99
Dec-
00
Dec-
01
Dec-
02
Dec-
03
Dec-
04
Dec-
05
Dec-
06
Dec-
07
Dec-
08
DB UK Value
FTSE 100
0
500
1000
1500
2000
2500
3000
3500
4000
4500
Dec-
96
Dec-
97
Dec-
98
Dec-
99
Dec-
00
Dec-
01
Dec-
02
Dec-
03
Dec-
04
Dec-
05
Dec-
06
Dec-
07
Dec-
08
DB UK Growth
FTSE 100
30.8%
24.3%
6.8%
33.1%
-1.6%
-2.2%
28.4%
18.1%
26.5%
25.6%
28.6%
17.5%
20.6%
-8.2%
-14.1%
-22.2%
11.2%
20.8%
14.4%
7.4%
14.9%
7.3%
17.9%
1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 Annualised
DB UK Value
FTSE 100
22.4%
13.3%
30.3%
10.9%
-1.8%
-18.1%
15.8%
24.0%
30.6%
29.1%
-8.4%
17.5%
20.6%
-8.2%
-14.1%
-22.2%
11.2%
20.8%
14.4%
7.4%
12.3%
17.9%
28.6%
7.3%
1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 Annualised
DB UK Growth
FTSE 100
Prior to 11/1/02 DB Index returns were
retrospectively calculated
Prior to 5/19/06 DB Index returns were
retrospectively calculated

Japan Style Indices
Bloomberg Ticker
Source: Deutsche Bank, 2008, Bloomberg. X-Alpha and its underlying style indices have been retrospectively calculated and did not exist prior to the dates specified above. Accordingly, the results shown during the retrospective periods are hypothetical and do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the Deutsche Bank X-Alpha Index would have been lower than the Index as a result of fees and/or costs.
DB Japan Value Index (jpy) DBAPJVT DB Japan Growth Index (jpy) DBAPJGT
DB Japan Value Annual Returns DB Japan Growth Annual Returns
0
1000
2000
3000
4000
5000
6000
Dec-
96
Dec-
97
Dec-
98
Dec-
99
Dec-
00
Dec-
01
Dec-
02
Dec-
03
Dec-
04
Dec-
05
Dec-
06
Dec-
07
Dec-
08
DB Japan Value
TOPIX 100
0
500
1000
1500
2000
2500
Dec-
96
Dec-
97
Dec-
98
Dec-
99
Dec-
00
Dec-
01
Dec-
02
Dec-
03
Dec-
04
Dec-
05
Dec-
06
Dec-
07
Dec-
08
DB Japan Growth
TOPIX 100
12.8%
0.9%
32.6%
14.7%
-5.4%
-9.7%
31.3%
25.3%
41.6%
5.7%
2.1%
-11.1% -11.0%
78.6%
-30.1%
-22.7%
-20.2%
7.9%
40.1%
8.1%
-10.6%
12.7%
0.6%
19.5%
1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 Annualised
DB Japan Value
TOPIX 100
2.7%
-4.8%
42.8%
-1.0%
-25.4%
-14.3%
13.5%
15.1%
43.7%
7.0%
-9.8%
-11.0%
78.6%
-30.1%
-22.7%
-20.2%
7.9%
40.1%
8.1%
-10.6%
4.4%
19.5%
-11.1%
0.6%
1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 Annualised
DB Japan Growth
TOPIX 100
Prior to 11/1/02 DB Index returns were
retrospectively calculated
Prior to 5/19/06 DB Index returns
were retrospectively calculated

Risk Factors
LIMITED HISTORY OF THE X-ALPHA INDICES — Publication of each X-Alpha Index began on October 3, 2006. Therefore, the X-Alpha Indices have very limited performance history, and no actual investments which allowed a tracking of the performance of the X-Alpha Indices was possible before that date. In addition, effective July 17, 2007, the methodology for the calculation of the X-Alpha Indices was changed by the Index Sponsor.
For this reason, the actual performance history of the X-Alpha Indices for the dates between October 3, 2006 and July 17, 2007 does not reflect the methodology currently in use for the calculation of the X-Alpha Indices.
AN INVESTMENT LINKED OR RELATED TO AN X-ALPHA INDEX WILL NOT NECESSARILY BE THE SAME AS AN INVESTMENT IN ANY
DB REGIONAL STYLE INDEX, THE BENCHMARK INDEX WITH WHICH IT IS PAIRED OR IN ANY OF THEIR UNDERLYING COMPONENTS
— The X-Alpha Index closing level on any trading day will depend on the performance, in relation to each pair of Index Constituents which consists of a DB Regional Style Index and a Benchmark Index (each, an
“Index
Constituent
Pair”),
of each DB Regional Style Index compared to the
Benchmark Index with which it is paired. If the overall performance of the DB Regional Style Indices compared to the Benchmark Indices, when measured by reference to each Index Constituent Pair, is positive, the X-Alpha Index closing level will rise. Conversely, if the overall performance of the DB Regional Style Indices compared to the Benchmark Indices, when measured by reference to each Index Constituent Pair, is negative, the X-Alpha Index closing level will fall. Therefore, whether or not the X-Alpha Index closing level rises or falls depends not only on whether or not the levels of any of the DB Regional Style Indices and/or the Benchmark Indices rise or fall but rather on the overall comparative performance of the DB Regional Style Indices to the relevant Benchmark Indices when measured by reference to each Index Constituent Pair. You should, therefore, carefully consider the composition and calculation of each DB Regional Style Index and each Benchmark Index which together form each Index Constituent Pair.
THE VALUE OF EACH X-ALPHA INDEX IS BASED UPON THE RETURN OF EACH INDEX CONSTITUENT PAIR. IF THE RETURN OF A DB
REGIONAL STYLE INDEX IS POSITIVE BUT IS LESS THAN THE RETURN OF A BENCHMARK INDEX WITH WHICH IT IS PAIRED, THE
OVERALL RETURN OF THE RELEVANT INDEX CONSTITUENT PAIR WILL BE NEGATIVE — The value of the X-Alpha Index is based upon the performance of each DB Regional Style Index relative to that of the Benchmark Index with which it is paired. Even if a DB Regional Style Index achieves a positive return, the Index Constituent Pair of which it is a member could achieve a negative return if the Benchmark Index included in such Index Constituent Pair achieves a greater positive return.
THE INDEX CONSTITUENT PAIRS ARE NOT EQUALLY WEIGHTED IN THE X-ALPHA MODEL — The Index Constituent Pairs are assigned different geographical weightings in the X-Alpha Model as described in
“The
Deutsche Bank X-Alpha USD Excess
Return®
Index — Index
Constituent
Pairs”
in Underlying Supplement No. 14A filed by Deutsche Bank AG with the SEC on February 28, 2008. One consequence of the unequal weighting of the Index Constituent Pairs is that the same return generated by two Index Constituent Pairs, whether positive or negative, may have a different effect on the performance of the Index.

Risk Factors
RETURNS GENERATED BY THE INDEX CONSTITUENT PAIRS MAY OFFSET EACH OTHER — At a time when some of the Index Constituent
Pairs generate positive returns, other Index Constituent Pairs may generate positive returns that are smaller or they may generate returns that are negative. As a result, positive returns generated by one or more Index Constituent Pairs may be moderated or more than offset by smaller positive returns or negative returns generated by the other Index Constituent Pairs, particularly if the Index Constituent Pairs that generate positive returns are assigned relatively low weightings in the X-Alpha Model.
THE RETURNS OF THE INDEX CONSTITUENT PAIRS WILL BE EXPOSED TO FLUCTUATIONS IN EXCHANGE RATES — For the purposes of determining the returns of the Index Constituent Pairs, the currency in which any DB Regional Style Index or Benchmark Index is expressed (if such currency is not U.S. dollars) will be converted into U.S. dollars at the relevant spot exchange rate on each trading day. As a result, any positive or negative return that is generated as a result of the performance of a DB Regional Style Index compared to that of a Benchmark Index with which it is paired is exposed to fluctuations in the exchange rate between the U.S. dollar and the currency in which such DB Regional Style
Index and such Benchmark Index are publicly quoted. In addition, appreciation of the U.S. dollar against the currencies of such indices would have the effect of reducing the impact of positive excess returns from the relevant Index Constituent Pairs.
THE ACTUAL EXPERIENCED VOLATILITY OF EACH INDEX CONSTITUENT PAIR AND THE X-ALPHA MODEL MAY NOT EQUAL TARGET
VOLATILITY, WHICH MAY HAVE A NEGATIVE IMPACT ON THE PERFORMANCE OF THE INDEX — As described in
“The
Deutsche Bank
X-Alpha USD Excess
Return®
Index — Calculation and Reconstitution of the
Index”
in Underlying Supplement No. 14A filed by Deutsche Bank
AG with the SEC on February 28, 2008, the weighting of each Index Constituent Pair in the X-Alpha Model is adjusted to target a volatility level of
8%. Because this adjustment is based on recently experienced volatility and is subject to a minimum of 50% and a maximum of 150%, the actual volatility realized on the Index Constituent Pairs and the X-Alpha Model will not necessarily equal the volatility target. If returns on the Index
Constituent Pairs or the X-Alpha Model coincide with volatility higher than the target, the Index would be exposed less to such returns than if the volatility targeting had not been done. If returns on Index Constituent Pairs or the X-Alpha Model coincide with volatility lower than the target, the
Index would be exposed more to such returns than if the volatility targeting had not been done. Such adjustments may have a negative impact on the performance of the Index.
THE CALCULATION OF THE INDEX CLOSING LEVEL WILL INCLUDE A DEDUCTION OF THE BORROW FEE — On each trading day, the calculation of the Index closing level will include a deduction of the Borrow Fee to defray transaction costs incurred in relation to the Index on such day, as described in
“The
Deutsche Bank X-Alpha USD Excess
Return®
Index — Index
Costs”
in Underlying Supplement No. 14A filed by
Deutsche Bank AG with the SEC on February 28, 2008.

Risk Factors
WE ARE ONE OF THE COMPANIES THAT MAKE UP THE DOW JONES EURO STOXX 50 TOTAL RETURN INDEX™, AND OUR COMMON
STOCK MAY BE INCLUDED IN TWO OF THE DB REGIONAL STYLE INDICES, BUT WE ARE NOT AFFILIATED WITH ANY OTHER
COMPANY INCLUDED IN THE DOW JONES EURO STOXX 50 TOTAL RETURN INDEX™, ANY OTHER BENCHMARK INDEX OR ANY DB
REGIONAL STYLE INDEX —
We are one of the companies that make up the Dow Jones EURO STOXX 50 Total Return Index™, and our
common stock may be included in two of the DB Regional Style Indices, but we are not affiliated with any of the other companies whose stocks are included in the Dow Jones EURO STOXX 50 Total Return Index™, any of the other Benchmark Indices or any of the DB Regional Style Indices.
As a result, we will have no ability to control the actions of such other companies, including actions that could affect the value of the stocks underlying any of the Benchmark Indices, the DB Regional Style Indices or the securities or options linked to the X-Alpha Indices. None of the money you pay us will go to the respective sponsors of the Benchmark Indices (the
“Benchmark
Index
Sponsors”)
or to any of the other
companies included in the Benchmark Indices or the DB Regional Style Indices, and none of those companies will be involved in the offering of the securities or options linked to an X-Alpha Index in any way. Neither those companies nor the Benchmark Index Sponsors will have any obligation to consider your interests as a holder of securities or options linked to an X-Alpha Index in taking any corporate actions that might affect the value of such securities or options.
DEUTSCHE BANK AG, LONDON BRANCH, AS THE SPONSOR OF EACH DB REGIONAL STYLE INDEX, AND EACH BENCHMARK INDEX
SPONSOR MAY ADJUST THE RELEVANT INDEX IN A WAY THAT AFFECTS ITS LEVEL — Deutsche Bank AG, London Branch, as the
sponsor of each DB Regional Style Index (the
”DB
Regional Style Index
Sponsor”)
and each Benchmark Index Sponsor are responsible for
calculating and maintaining the DB Regional Style Indices and the Benchmark Indices, respectively. The DB Regional Style Index Sponsor and any Benchmark Index Sponsor can add, delete or substitute a component stock of a DB Regional Style Index or a Benchmark Index, as the case may be, or make methodological changes that could affect the level of the relevant index. You should realize that any changes in the DB Regional
Style Index components or the Benchmark Index components may affect the relevant DB Regional Style Index or Benchmark Index, as the case may be, and may therefore affect the X-Alpha Index, as any newly added component stock may perform significantly better or worse than the component stock it replaces. Additionally, the DB Regional Style Index Sponsor and any Benchmark Index Sponsor may alter, discontinue or suspend calculation or dissemination of the relevant index. Any of these actions could adversely affect the value of your securities or options linked to an X-Alpha Index. The DB Regional Style Index Sponsor and the Benchmark Index Sponsors have no obligation to consider your interests in calculating or revising the relevant indices.

Risk Factors
POTENTIAL CONFLICTS OF INTEREST EXIST BECAUSE THE ISSUER OF SECURITIES LINKED TO AN X-ALPHA INDEX, THE
CALCULATION AGENT FOR THE SECURITIES LINKED TO AN X-ALPHA INDEX, THE X-ALPHA INDEX SPONSOR AND THE DB
REGIONAL STYLE INDEX SPONSOR ARE THE SAME LEGAL ENTITY — Deutsche Bank AG is the Issuer of securities linked to the X-Alpha indices, the calculation agent for securities linked to the X-Alpha indices, the X-Alpha Index Sponsor and the DB Regional Style Index Sponsor. As
the X-Alpha Index Sponsor and the DB Regional Style Index Sponsor, Deutsche Bank AG carries out calculations necessary to promulgate each
X-Alpha Index and each of the DB Regional Style Indices and maintains some discretion as to how such calculations are made. In particular, the
X-Alpha Index Sponsor and the DB Regional Style Index Sponsor have discretion in selecting among methods for calculating each X-Alpha Index and each of the DB Regional Style Indices, respectively, in the event that the regular means of determining the values of the components of each
X-Alpha Index or any of the DB Regional Style Indices, as the case may be, are unavailable at the time such determinations are scheduled to take place. The X-Alpha Index Sponsor also has discretion to make changes in the reconstitution periods for each X-Alpha Index, and the DB Regional
Style Index Sponsor has discretion under certain circumstances in selecting the component stocks of each DB Regional Style Index. There can be no assurance that any determinations made by Deutsche Bank AG in these various capacities will not affect the levels of each X-Alpha Index or any DB Regional Style Indices or the value of securities or options linked to an X-Alpha Index. Because determinations made by Deutsche Bank
AG in these roles may affect the payments made on options and securities linked to the X-Alpha Indices, potential conflicts of interest may exist between Deutsche Bank AG and you.

Important notes
Prospective investors should understand and discuss with their professional tax, legal, accounting and other advisors the effect of a transaction they may enter into. Before entering into any transaction you should take steps to ensure that you understand and have assessed with your financial advisor, or made an independent assessment of, the appropriateness of the transaction in the light of your own objectives and circumstances, including the possible risks and benefits of entering into such a transaction.
Structured notes are not suitable for all investors due to illiquidity, optionality, time to redemption, and payoff nature of the strategy.
We or our affiliates or persons associated with us or such affiliates (“Associated Persons”)may: make a market in, trade in instruments economically related to, or have an investment banking or other relationship with one or more of the issuers of the component securities of the underlying index. We or our affiliates may:  maintain a long or short position in securities referenced herein or in related futures or options;
purchase, sell, or maintain inventory; engage in any other transaction involving such securities; and earn brokerage or other compensation.
Any payout information, scenario analysis, and hypothetical calculations should in no case be construed as an indication of expected payout on an actual investment and/or expected behavior of an actual structured product.
Calculations of returns on the instruments may be linked to a referenced index or interest rate.  As such, the investments may not be suitable for persons unfamiliar with such index or interest rate, or unwilling or unable to bear the risks associated with the transaction. Products denominated in a currency, other than the investor’s home currency, will be subject to changes in exchange rates, which may have an adverse effect on the value, price or income return of the products. These products may not be readily realizable investments and are not traded on any regulated market.  The securities referred to herein involve risk, which may include interest rate, index, currency, credit, political, liquidity, time value, commodity and market risk and are not suitable for all investors.
The past performance of an index, securities or other instruments does not guarantee or predict future performance. The distribution of this document and availability of these products and services in certain jurisdictions may be restricted by law.
Deutsche Bank does not provide accounting, tax or legal advice.
BEFORE ENTERING INTO ANY TRANSACTION YOU SHOULD TAKE STEPS TO ENSURE THAT YOU UNDERSTAND AND HAVE MADE AN INDEPENDENT ASSESSMENT OF THE APPROPRIATENESS OF
THE TRANSACTION IN LIGHT OF YOUR OWN OBJECTIVES AND CIRCUMSTANCES, INCLUDING THE POSSIBLE RISKS AND BENEFITS OF ENTERING INTO SUCH TRANSACTION. YOU SHOULD ALSO
CONSIDER MAKING SUCH INDEPENDENT INVESTIGATIONS AS YOU CONSIDER NECESSARY OR APPROPRIATE FOR SUCH PURPOSE.
“Deutsche Bank” means Deutsche Bank AG and its affiliated companies, as the context requires. Deutsche Bank Private Wealth Management refers to Deutsche Bank’s wealth management activities for high-net-
worth clients around the world.   Deutsche Bank Alex Brown is a division of Deutsche Bank Securities Inc.
Deutsche Bank AG has filed a registration statement (including a prospectus) with the SEC for the offerings to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov.
Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-311-4409.
Backtested, hypothetical or simulated performance results presented herein have inherent limitations. Unlike an actual performance record based on trading actual client portfolios, simulated results are achieved by means of the retroactive application of a backtested model itself designed with the benefit of hindsight. Taking into account historical events the backtesting of performance also differs from actual account performance because an actual investment strategy may be adjusted any time, for any reason, including a response to material, economic or market factors. The backtested performance includes hypothetical results that do not reflect the reinvestment of dividends and other earnings or the deduction of advisory fees, brokerage or other commissions, and any other expenses that a client would have paid or actually paid. No representation is made that any trading strategy or account will or is likely to achieve profits or losses similar to those shown.
Alternative modeling techniques or assumptions might produce significantly different results and prove to be more appropriate. Past hypothetical backtest results are neither an indicator nor guarantee of future returns. Actual results will vary, perhaps materially, from the analysis.
Instruments relating to the indices discussed herein are not insured by the Federal Deposit Insurance Corporation (FDIC) or any other US governmental agency.   These instruments are not insured by any
statutory scheme or governmental agency of the United Kingdom.
These investments typically involve a high degree of risk, are not readily transferable and typically will not be listed or traded on any exchange and are intended for sale only to investors who are capable of understanding and assuming the risks involved. The market value of any structured security may be affected by changes in economic, financial and political factors (including, but not limited to, spot and forward interest and exchange rates), time to maturity, market conditions and volatility and the equity prices and credit quality of any issuer or reference issuer.
Additional information may be available upon request. Any results shown do not reflect the impact of commission and/or fees, unless stated.

a
Disclaimers
Dow Jones EURO STOXX 50 Index™
Any securities which may be linked to DB Euro USD Alpha (the “securities” ) are not sponsored, endorsed, sold or promoted by STOXX Limited, including its affiliates. We refer to STOXX Limited and its affiliates collectively as STOXX Limited. STOXX Limited has not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to the securities.
STOXX Limited makes no representation or warranty, express or implied to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly, or the ability of the Dow Jones EURO STOXX 50
Index™
to track general stock market performance. The Dow Jones EURO STOXX 50
Index™
is determined, composed and
calculated by STOXX Limited without regard to Deutsche Bank AG or the securities. STOXX Limited and Dow Jones have no obligation to take the needs of Deutsche Bank AG or the holders of the securities into consideration in determining, composing or calculating the Dow Jones EURO STOXX 50 Index™. STOXX Limited and Dow Jones are not responsible for and have not participated in the determination of the timing of, prices at, or quantities of the securities to be issued or in the determination or calculation of the equation by which the securities are to be converted into cash.
STOXX Limited and Dow Jones have no liability in connection with the administration, marketing or trading of the securities.
STOXX LIMITED AND DOW JONES DO NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE DOW JONES EURO STOXX 50
INDEX™
OR ANY DATA
INCLUDED THEREIN AND STOXX LIMITED AND DOW JONES SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS THEREIN. STOXX LIMITED AND
DOW JONES MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY DEUTSCHE BANK AG, HOLDERS OF THE SECURITIES, OR ANY OTHER
PERSON OR ENTITY IN CONNECTION WITH THE USE OF THE DOW JONES EURO STOXX 50
INDEX™
OR ANY DATA INCLUDED THEREIN. STOXX LIMITED AND DOW JONES
MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE
WITH RESPECT TO THE DOW JONES EURO STOXX 50
INDEX™
OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL STOXX
LIMITED OR DOW JONES HAVE ANY LIABILITY FOR ANY LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED
OF THE POSSIBILITY THEREOF. THE LICENSING AGREEMENT BETWEEN DEUTSCHE BANK AG AND STOXX LIMITED AND DOW JONES ARE SOLELY FOR THEIR BENEFIT AND
NOT FOR THE BENEFIT OF THE OWNERS OF THE SECURITIES OR ANY THIRD PARTIES.
“DOW JONES EURO STOXX 50” AND “STOXX” ARE THE INTELLECTUAL PROPERTY OF STOXX LIMITED AND DOW JONES AND HAVE BEEN LICENSED FOR CERTAIN
PURPOSES BY DEUTSCHE BANK AG. THE SECURITIES ARE NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY STOXX LIMITED AND DOW JONES, AND STOXX LIMITED
AND DOW JONES MAKES NO REPRESENTATION REGARDING THE ADVISABILITY OF INVESTING IN THE SECURITIES.
Any securities which may be linked to DB US USD Alpha (the “securities”) are not sponsored, endorsed, sold or promoted by Standard & Poor’s, a division of the McGraw-Hill Companies, Inc., which we refer to as
S&P. S&P makes no representation or warranty, express or implied, to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly, or the ability of the S&P 500
®
Index to track general stock market performance. S&P has no obligation to take the needs of Deutsche Bank AG or the holders of the securities into consideration in determining, composing or calculating the S&P 500
®
Index. S&P is not responsible for and has not participated in the determination of the timing, price or quantity of the securities to be issued or in the determination or calculation of the amount due at maturity of the securities. S&P has no obligation or liability in connection with the administration, marketing or trading of the securities.
S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P 500
®
INDEX OR ANY DATA INCLUDED THEREIN AND S&P SHALL HAVE NO
LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS THEREIN. S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY DEUTSCHE
BANK AG, HOLDERS OF THE SECURITIES OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500
®
INDEX OR ANY DATA INCLUDED THEREIN. S&P MAKES NO
EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH
RESPECT TO THE S&P 500
®
INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR
ANY SPECIAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.
“STANDARD & POOR’S”, “S&P”, “S&P 500” AND “500” ARE THE INTELLECTUAL PROPERTY OF THE MCGRAW-HILL COMPANIES, INC. AND HAVE BEEN LICENSED FOR USE
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Disclaimers
Any securities which may be linked to DB Japan USD Alpha (the “securities”) are not sponsored, endorsed, sold or promoted by the Tokyo Stock Exchange, Inc., which we refer to as the TSE. The TSE makes no representation or warranty, express or implied, to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly, or the ability of the TOPIX Index to track general stock market performance. The TSE has no obligation to take the needs of Deutsche Bank AG or the holders of the securities into consideration in determining, composing or calculating the TOPIX Index. The TSE is not responsible for and has not participated in the determination of the timing, price or quantity of the securities to be issued or in the determination or calculation of the amount due at maturity of the securities. The TSE has no obligation or liability in connection with the administration, marketing or trading of the securities.
THE TSE DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE TOPIX INDEX OR ANY DATA INCLUDED THEREIN AND THE TSE SHALL HAVE NO
LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS THEREIN. THE TSE MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY DEUTSCHE BANK AG,
HOLDERS OF THE SECURITIES OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE TOPIX INDEX OR ANY DATA INCLUDED THEREIN. THE TSE MAKES NO EXPRESS OR IMPLIED
WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE TOPIX INDEX OR ANY DATA
INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE TSE HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES
(INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.
“TOPIX”, “TOPIX 100” AND “TOPIX CORE 30” ARE THE INTELLECTUAL PROPERTY OF THE TSE AND HAVE BEEN LICENSED FOR USE BY DEUTSCHE BANK AG. THE SECURITIES ARE NOT
SPONSORED, ENDORSED, SOLD OR PROMOTED BY THE TSE AND THE TSE MAKES NO REPRESENTATION REGARDING THE ADVISABILITY OF PURCHASING ANY OF THE SECURITIES.
Any securities which may be linked to DB UK USD Alpha (the “securities”) are not sponsored, endorsed, sold or promoted by FTSE International Limited, which we refer to as FTSE, a company owned equally by the London Stock Exchange and The Financial Times Limited, which we refer to as the LSE and FT, respectively. FTSE, the LSE and FT make no representation or warranty, express or implied, to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly, or the ability of the FTSE 100
®
Index to track
general stock market performance. FTSE, the LSE and FT have no obligation to take the needs of Deutsche Bank AG or the holders of the securities into consideration in determining, composing or calculating the FTSE 100
®
Index. FTSE, the LSE and FT are not responsible for and have not participated in the determination of the timing, price or quantity of the securities to be issued or in the determination or calculation of the amount due at maturity of the securities. FTSE, the LSE and FT have no obligation or liability in connection with the administration, marketing or trading of the securities.
FTSE, THE LSE AND FT DO NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE FTSE 100
®
INDEX OR ANY DATA INCLUDED THEREIN AND FTSE, THE LSE AND FT SHALL
HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS THEREIN. FTSE, THE LSE AND FT MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO
RESULTS TO BE OBTAINED BY DEUTSCHE BANK AG, HOLDERS OF THE SECURITIES OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE FTSE 100
®
INDEX OR ANY
DATA INCLUDED THEREIN. FTSE, THE LSE AND FT MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR
FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE FTSE 100
®
INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT
SHALL FTSE, THE LSE AND FT HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE
POSSIBILITY OF SUCH DAMAGES.
“FTSE” AND “FTSE 100 INDEX” ARE THE INTELLECTUAL PROPERTY OF FTSE AND HAVE BEEN LICENSED FOR USE BY DEUTSCHE BANK AG. THE SECURITIES ARE NOT
SPONSORED, ENDORSED, SOLD OR PROMOTED BY FTSE, THE LSE OR FT AND FTSE, THE LSE AND FT MAKE NO REPRESENTATION REGARDING THE ADVISABILITY OF PURCHASING ANY OF
THE SECURITIES.